Exhibit 107

CALCULATION OF FILING FEE TABLE

424(b)(2)

(Form Type)

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Maximum Aggregate Offering Price	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Newly Registered Securities	Equity	Common Stock, par value $1.00 per share (1)	457(c)	414(3)	$10,739.16(4)	$1.19

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $1.00 per share(1)	415(a)(6)	1,824,189(1)(2)(3)	$71,763,595(1)(2)	$9,514.56	424B2	333-256055	May 13, 2021	$9,514.56

	Total Offering Amounts				$71,774,334.16	$1.19

	Total Fee Previously Paid					$0

	Total Fee Offsets(2)					0

	Net Fee Due					$1.19

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2) This prospectus supplement includes 1,824,189 unsold shares of common stock previously registered on a prospectus supplement dated April 20, 2012 and the prospectus dated September 4, 2009 accompanying Registration Statement No. 333-161721, subsequently registered on a prospectus supplement dated July 24, 2012 and the prospectus dated July 24, 2012 accompanying Registration Statement No. 333-182824, subsequently registered on a prospectus supplement dated June 26, 2015 and the prospectus dated June 26, 2015 accompanying Registration Statement No. 333-205241, subsequently registered on a prospectus supplement dated May 31, 2018 and the prospectus dated May 31, 2018 accompanying Registration Statement No. 333-225318, and subsequently registered on a prospectus supplement dated May 13, 2021 and the prospectus dated May 13, 2021 accompanying Registration Statement No. 333-256055.  Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold shares will continue to be applied to such unsold shares.

(3) Includes up to 1,824,603 shares of Common Stock issuable in exchange for non-managing membership interests of HCP DR MCD, LLC, tendered for redemption by one or more of such unit holders pursuant to their contractual rights.

(4) Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Security is based upon the average of the high and low prices for the Registrant’s Common Stock as reported on the New York Stock Exchange on February 15, 2023 ($25.94).